UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

The Board of Directors of Eagle Bulk Shipping, Inc., a Republic of the Marshall Islands corporation (the “Company”), has established that the 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) will be held on May 10, 2018 at the time and location that will be set forth in the Company’s proxy statement for the 2018 Annual Meeting.

For a shareholder proposal, including a proposal for the nomination of directors, to be considered for inclusion in the Company’s proxy statement for the 2018 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the Secretary of the Company must receive the written proposal no later than March 2, 2018, as previously disclosed in the proxy statement for the 2017 Annual Meeting of Shareholders.

For a shareholder who wishes to nominate a director or present a proposal at the 2018 Annual Meeting, but does not intend for the nomination or proposal to be included in the Company’s proxy statement for the 2018 Annual Meeting, the Secretary of the Company must receive advance notice of such proposal in accordance with the requirements set forth in the Company’s Second Amended and Restated By-laws and no later than March [●], 2018.

All shareholder proposals must be submitted to: Frank De Costanzo, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: February 28, 2018	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer